Exhibit 10.17

INTERCOMPANY TRADEMARK LICENSE AGREEMENT

This Intercompany Trademark License Agreement (this “Agreement”), dated as of January 1, 2025 (the “Effective Date”), is by and between PrimeGen Biotech LLC, a Delaware limited liability company (“Licensor”) and PrimeGen US, Inc., a Delaware corporation (“Licensee”) (collectively, the “Parties,” or each, individually, a “Party”).

WHEREAS, Licensor and Licensee are affiliated companies and Licensee is engaged in the business of research, manufacturing, and distribution of stem cells (the “Business”);

WHEREAS, Licensor owns the standard and special character marks “PrimeGen” (the “Licensed Marks”) under common law or otherwise; and

WHEREAS, Licensee wishes to use the Licensed Marks, and Licensor is willing to grant to Licensee a license to use the Licensed Marks, to facilitate Licensee’s conduct of the Business.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. License.

1.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee during the Term (as defined below) a non-exclusive, non-transferable, non-sublicensable license to use the Licensed Marks in connection with the conduct of the Business, including use of the Licensed Marks as part of Licensee’s corporate name, company name, or trade name, as applicable.

1.2 Reservation of Rights. Licensor hereby reserves all rights not expressly granted to Licensee under this Agreement.

2. Quality Control.

2.1 Quality Standards. Licensee acknowledges and is familiar with the high standards and reputation for quality symbolized by the Licensed Marks as of the Effective Date, and Licensee shall, at all times, conduct the Business and use the Licensed Marks in a manner at least consistent with such quality standards and reputation.

2.2 Use of the Licensed Mark. Licensee shall comply with Licensor’s guidelines and specifications regarding the style, appearance, and usage of the Licensed Marks and shall ensure that all uses of the Licensed Marks under this Agreement comply with all applicable laws. Licensee shall use proper notice symbols and legends as may be required under applicable law to maintain the Licensed Marks and Licensor’s rights therein.

2.3 Licensor’s Quality Control. Licensor may exercise quality control over all uses of the Licensed Marks under this Agreement to maintain the validity of the Licensed Marks and protect the goodwill associated therewith. For the purpose of monitoring Licensee’s compliance with Licensor’s quality standards and the other requirements set forth in this Section 2, at Licensor’s reasonable request and at Licensee’s expense, (a) Licensor (or its representative) may inspect Licensee’s facilities, on reasonable notice and during normal business hours; and (b) Licensee shall submit to Licensor a representative sample of any use of the Licensed Marks by Licensee for Licensor’s review and approval, subject to Section 2.4. Licensee acknowledges and agrees that, based on the special relationship of trust between the Parties, Licensor may reasonably rely on Licensee to perform any inspection or review necessary to ensure Licensee’s compliance with Licensor’s quality standards and the other requirements set forth in this Section 2.

2.4 Approvals. Licensor acknowledges and agrees that all uses of the Licensed Marks made by Licensee as of the Effective Date meet Licensor’s quality standards and the other requirements set forth in this Section 2 and are hereby deemed approved by Licensor. Approval of any use by Licensee of the Licensed Marks, once given by Licensor, will continue in effect, without need for future approval, so long as Licensee’s use of the Licensed Marks in connection with the goods and services of the Business continues to be substantially consistent with such previously approved use.

3. Ownership and Protection of the Licensed Mark.

3.1 Acknowledgment of Ownership. Licensee acknowledges that Licensor owns and will retain all right, title, and interest in and to the Licensed Marks, and Licensee further acknowledges that the Licensed Marks may or may not be registered in the United States Patent and Trademark Office or in any similar state trademark office. All use by Licensee of the Licensed Marks, and all goodwill accruing therefrom, will inure solely to the benefit of Licensor.

3.2 Registration and Maintenance. Licensee shall file, prosecute, and maintain all applications and registrations for the Licensed Marks at Licensee’s expense; provided that Licensee shall make all such filings in Licensor’s name and Licensor shall own all resulting registrations and related rights. Licensee shall keep Licensor informed of all developments in connection with the prosecution and maintenance of any registration or application for registration of the Licensed Marks, including any opposition or other challenge by any third party to the ownership or validity of any Licensed Mark or any registration or application for registration thereof. Licensor shall provide, at the request of Licensee and at Licensee’s expense, all necessary assistance with such filing, maintenance, and prosecution.

3.3 Enforcement. Licensee shall promptly notify Licensor in writing of any actual, suspected, or threatened infringement, dilution, or other conflicting use of the Licensed Marks by any third party of which it becomes aware. Licensor has the sole right, in its discretion, to bring any action or proceeding with respect to any such infringement, dilution, or other conflict and to control the conduct of any such action or proceeding (including any settlement thereof). Licensee shall provide Licensor with all assistance that Licensor may reasonably request, at Licensor’s expense, in connection with any such action or proceeding. Licensor will be entitled to retain any monetary recovery resulting from any such action or proceeding (including any settlement thereof) for its own account.

4. Payments. Within six (6) months of the Effective Date, Licensee shall to Licensor a one-time flat fee royalty of One Hundred Dollars ($100).

5. Indemnification. Licensee shall indemnify, defend, and hold harmless Licensor, its affiliates, officers, directors, employees, agents, and representatives against all losses, liabilities, claims, damages, actions, fines, penalties, expenses, or costs (including court costs and reasonable attorneys’ fees) (“Losses”) arising out of or in connection with any third-party claim, suit, action, or proceeding relating to: (a) any breach of this Agreement by Licensee; or (b) use of any Licensed Mark under this Agreement.

6. Disclaimer; Limitation of Liability.

6.1 Disclaimer. EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, IN CONNECTION WITH THIS AGREEMENT AND THE LICENSED MARKS, INCLUDING ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LICENSOR MAKES NO REPRESENTATION OR WARRANTY THAT ANY LICENSED MARK IS VALID OR THAT THE EXERCISE BY LICENSEE OF ANY RIGHTS GRANTED UNDER THIS AGREEMENT WILL NOT INFRINGE THE RIGHTS OF ANY PERSON.

6.2 Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT OR USE OF THE LICENSED MARKS HEREUNDER, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. Term and Termination.

7.1 Term. This Agreement begins on the Effective Date and will remain in force for one (1) year unless earlier terminated pursuant to Section 7.2 or 7.3 (“Term”).

7.2 Termination by Licensor. Licensor may terminate this Agreement immediately upon written notice to Licensee if (a) Licensee materially breaches this Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof; or (b) Licensee ceases to be an affiliate of Licensor.

7.3 Termination by Licensee. Licensee may terminate this Agreement at any time without cause, and without incurring any additional obligation, liability, or penalty, by providing at least ninety (90) days’ prior written notice to Licensor.

8. Assignment. Licensee may not assign or transfer any of its rights or obligations under this Agreement without Licensor’s prior written consent. Any purported assignment or transfer in violation of this Section 8 will be void and of no force and effect.

9. General Provisions.

9.1 Amendments. No amendment to this Agreement will be effective unless it is in writing and signed by both Parties.

9.2 No Third-Party Beneficiaries. Except for the right of Licensor’s affiliates, officers, directors, employees, agents, and representatives to enforce their rights to indemnification under Section 6, this Agreement solely benefits the Parties and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

9.3 Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.

9.4 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

9.5 Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

9.6 Waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof, nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

9.7 Notices. All correspondence or notices required or permitted to be given under this Agreement must be in writing, in English, and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time). Each Party shall deliver all notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a notice is effective only (a) upon receipt by the receiving Party and (b) if the Party giving the notice has complied with the requirements of this Section. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as specified in a notice given in accordance with this Section 9.7):

If to Licensor:	Email: daniel.o.chiu@gmail.com Attention: Daniel Chiu, Manager
If to Licensee:	Email: wszeto@primegenus.com Attention: Wai Szeto, CEO

9.8 Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement of Licensor and Licensee with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective duly authorized signatories.

LICENSOR:

PRIMEGEN BIOTECH LLC

By
Name:	Daniel Chiu
Title:	Manager

LICENSEE:

PRIMEGEN US, INC.

By
Name:	Wai Szeto
Title:	CEO